UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2011
57th Street General Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 221-7105
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
57th Street General Acquisition Corp., a Delaware corporation (“57th Street,” “we” or “us”), entered into a Management Reimbursement Agreement dated as of September 8, 2011 (the “Management Agreement”) with our subsidiary, Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs”), pursuant to which certain expenses incurred by us and attributable to our status as a public company for the indirect benefit of Crumbs, will be reimbursed by Crumbs.
As we are currently a holding company, our sole material asset is a controlling interest in Crumbs, our operating subsidiary. Pursuant to the Management Agreement, Crumbs has engaged us to incur all expenses attributable to our status as a public company, which indirectly benefits Crumbs and its members, including without limitation the following (referred to as “Public Company Expenses”):
•
overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to 57th Street’s security holders, any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving 57th Street;

•	salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of 57th Street;
•	any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of the board of directors of 57th Street;
•	any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by 57th Street as determined by its board of directors;
•
fees and expenses related to any public offering or private placement of debt securities or equity securities, investment or acquisition (whether or not successful) authorized by the board of directors of 57th Street;

•
franchise taxes and other fees and expenses in connection with the maintenance of existence of 57th Street (including, but not limited to, any costs or expenses associated with being a public company listed on a national securities exchange);

•	any payment the proceeds of which are used to purchase or redeem equity securities of 57th Street; and
•
any other liability, other than with respect to income tax obligations of 57th Street, that the Crumbs’ board of managers acting in good faith reasonably believes is required to allow 57th Street to operate in the ordinary course or is otherwise required to prevent the insolvency of 57th Street.

Pursuant to the Management Agreement, in consideration for the expenses incurred by us, Crumbs will pay us a quarterly management fee, payable in arrears and calculated and paid as of the last business day of each fiscal quarter, equal to 100% of the Public Company Expenses incurred by us.
The Management Agreement also requires Crumbs to provide certain indemnification to us and our affiliates, to the maximum extent permitted by applicable law, relating to performance or participation in the performance of duties under the Management Agreement or the rendering of advice or consultation with respect thereto, or that relate to Crumbs, its business or its affairs (including any sale, purchase or offering of interests).
The term of the Management Agreement will continue until terminated by either party upon ninety (90) days’ prior written notice. In the event of termination, certain provisions of the Management Agreement, including but not limited to indemnification, survival and governing law will survive.
The summary of the Management Agreement contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Management Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit
Number	Description
10.1	Management Reimbursement Agreement by and among 57th Street General Acquisition Corp. and Crumbs Holdings LLC, dated as of September 8, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2011	57TH STREET GENERAL ACQUISITION CORP.
	By:	/s/ John D. Ireland
		Name:	John D. Ireland
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Management Reimbursement Agreement by and among 57th Street General Acquisition Corp. and Crumbs Holdings LLC, dated as of September 8, 2011.